UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 2, 2021

KinerjaPay Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-55081	42-177181
(State or other jurisdiction of incorporation	(Commission File No.)	(I.R.S. Employer Identification No.)

Soho Podomoro City, #11-10 Jl. Letdjen S. Parman, Kav 28, Jakarta	11410
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: +62-21-2918-1336

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Explanatory Note: KinerjaPay Corp., a Delaware corporation (the “Company”) is filing this Form 8-K to clarify the disclosure contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on October 7, 2020. Specifically, the Company is adding to its disclosure under Item 1 – Business, information concerning it operations in the United States, which supplements the disclosure concerning its operations in Indonesia and SE Asia.

Item 8.01 Other Events

KinerjaPay Corp (OTCBB: KPAY) is an Indonesian-based Delaware corporation engaged in e-commerce and digital payment services, among other businesses, principally in Indonesia and SE Asia. The Company’s business aim is to build a secure and convenient e-commerce ecosystem for use by our customers and merchants by providing services and products including: (i) electronic payment service; and (ii) virtual marketplace for the sale of a wide variety of products and services, both of which are available on the portal, KinerjaPay.com. In addition to access to the Portal, our Android and iPhone based mobile application includes additional in-app services to mobile phone users such as social engagement and digital entertainment. A virtual marketplace, powered by our proprietary electronic payment service and gamified with in-app entertainment features, creates a one-stop-shop e-commerce platform for users. On December 14, 2020, the Company filed a Form 8-K with a press release attached as Exhibit 99.1 hereto, announcing that the Company has signed a new Indonesian bituminous coal contract with a China Construction Investment Group (Ningbo) Trading Co., Ltd. for a contract to supply up to 2,000,000 Metric Tons (MT) in or about 12 weeks.

The purpose of this Form 8-K, as referenced in the Explanatory Note above, is to summarize the Company’s operations in the United States, as follows: (i) the Company only makes investments, whether in the form of convertible note or convertible preferred stock transactions, in select U.S. public companies with whom it has a strategic relations to market their products and services in SE Asia (the “U.S. Strategic Partners”); (ii) the Company utilizes cash generated from its investments in U.S. Strategic Partners to make additional equity and debt investments either in the form of convertible preferred stock or convertible notes. The proceeds generated from the conversion of the convertible preferred stock or convertible notes from U.S. Strategic Partners is used almost exclusively for reinvestment in existing U.S. Strategic Partners or new public companies with whom the company is negotiating distribution and marketing agreements for SE Asia and, to a far lesser extent, to advance funds to the Company in Indonesia for its professional fees, such as audit and legal expenses, or other administrative business expenses.

While the Company’s Form 10-K for the year-ended December 31, 2019 disclosed that in February 2018, the Company organized a new subsidiary under the laws of Indonesia as a wholly-owned subsidiary of PT Kinerja Indonesia, the Company’s principal Indonesian operating subsidiary, for the purpose of developing and managing a peer-to-peer lending platform focusing on micro-lending activities, solely in Indonesia and in accordance with the Financial Service Authority (Otoritas Jasa Keuangan) of Indonesia, the Company’s U.S. investment operations receive no funding whatsoever from its Indonesian operations, including the peer-to-peer lending platform, nor does the Company’s U.S. operations participate in, fund, make collections on behalf of or receive any monies related to the Indonesian lending platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KinerjaPay Corp.

By:	/s/ Edwin Witarsa Ng
Name:	Edwin Witarsa Ng
Title:	Chief Executive Officer

Date: February 2, 2021